                                 SCHEDULE 14A
                                (Rule 14a-101)
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Workgroup Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                       WORKGROUP TECHNOLOGY CORPORATION
                              91 Hartwell Avenue
                        Lexington, Massachusetts 02421

                                ---------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To be held on December 20, 2000

                                ---------------

To the Stockholders of Workgroup Technology Corporation:

      A Special Meeting of Stockholders of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Wednesday, December 20, 2000 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110 for the following purposes:

    1. To consider and vote upon a proposal to amend and restate the Corporation's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Corporation's issued and outstanding common stock whereby one (1) share of "new" common stock will be issued in exchange for each four (4) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued but will be rounded up and exchanged for one (1) whole share of the "new" common stock).

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on November 9, 2000 are entitled to notice of and to vote at the meeting and any adjournments thereof.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          Patrick H. Kareiva
                                          Secretary

Lexington, Massachusetts
November  , 2000

                       WORKGROUP TECHNOLOGY CORPORATION

                                ---------------

                                PROXY STATEMENT

                               November  , 2000

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, December 20, 2000, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110. This proxy statement and the form of proxy were first mailed to stockholders on or about November , 2000.

      Only stockholders of record at the close of business on November 9, 2000 (the "Record Date") will be entitled to receive notice of and to vote at the
meeting and any adjournments thereof. As of that date,     shares of common
stock, $.01 par value per share, of the Corporation were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Special Meeting (although attendance at the Special Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention: Secretary, at or before the taking of the vote at the Special Meeting.

      The representation in person or by proxy of at least a majority of the outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      With respect to the proposal to amend and restate the Corporation's Amended and Restated Certificate of Incorporation, an affirmative vote of a majority of the outstanding shares of common stock of the Corporation is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

      The persons named as attorneys-in-fact in the proxies, Patrick H. Kareiva and Bryan Smith, are employees and/or officers of the Corporation. The stockholders will consider and vote upon a proposal to amend and restate the Corporation's Amended and Restated Certificate of Incorporation. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

      The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken and upon which the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth as of the Record Date: (i) the name and address of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the common stock of the Corporation outstanding at such date; (ii) the name of each director; (iii) the name of each person who served as chief executive officer for the fiscal year ended March 31, 2000; and (iv) the name of each person who received a total annual salary and bonus in excess of $100,000 for the fiscal year ended March 31, 2000, the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.

                                                       Amount and    Percent
                                                       Nature of        Of
Name and Address of Beneficial Owner                 Ownership(/1/) Class(/2/)
------------------------------------                 -------------- ----------
TA Associates Group(/3/)............................   1,534,953         %
 c/o TA Associates, Inc.
 125 High Street
 Boston, MA 02110

Norwest Equity Partners V, L.P.(/4/)................     666,666         %
 40 William Street
 Suite 305
 Wellesley, MA 02181

Patrick H. Kareiva(/5/).............................     250,000         %

James M. McConnell..................................       4,000        *

Douglas A. Catalano.................................       4,000        *

John P. McDonough(/6/)..............................       -            -

Steven C. Schlesinger(/7/)..........................       -            -

Thomas J. Bilotta(/8/)..............................       -            -

All officers, directors and nominees as a group (6
 persons)(/9/)......................................     258,000         %

--------------
 *  Less than 1.0%.

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Applicable percentage of ownership as of the Record Date is based upon shares of common stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 880,086 shares of common stock owned by Advent VI L.P.; 406,946 shares of common stock owned by Advent Atlantic and Pacific II L.P.; 88,007 shares of common stock owned by Advent New York L.P.; 146,711 shares of common stock owned by Advent Industrial II L.P.; and 13,203 shares of common stock owned by TA Venture Investors L.P. Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors L.P. are part of an affiliated group of investment partnerships collectively referred to as the TA Associates Group. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership. The foregoing information is based upon a
   Schedule 13G filed with the SEC on February 14, 2000.

(4) Information based on a Schedule 13G which was filed with the SEC on February 5, 1998.

(5) Includes 250,000 shares of common stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 250,000 shares of common stock.

(6) Mr. McDonough resigned as President, Chief Executive Officer and Director of the Corporation on September 20, 1999.

(7) Mr. Schlesinger resigned as Vice President--Business Development on October 31, 1999.

(8) Mr. Bilotta resigned as Senior Vice President--Research and Development on October 14, 1999.

(9) Includes 258,000 shares of common stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 388,000 shares of common stock.

                                  PROPOSAL 1
                APPROVAL OF A ONE-FOR-FOUR REVERSE STOCK SPLIT

      On September 7, 2000 the Board of Directors approved and recommended to the stockholders that they amend and restate the Corporation's Amended and Restated Certificate of Incorporation to effect a one-for-four reverse stock split (the "Reverse Stock Split") which will, if approved by the stockholders, reduce the number of outstanding shares to one quarter of the current number of shares of common stock issued and outstanding. No other changes to the Corporation's Amended and Restated Certificate of Incorporation are presently under consideration. A copy of the Corporation's proposed Second Amended and Restated Certificate of Incorporation is attached as Exhibit A to this Proxy Statement.

Purpose of the Reverse Stock Split
      The Corporation believes that the Reverse Stock Split could increase the acceptance of the Corporation's common stock by the financial community and the investing public.

      The Corporation's common stock is traded on the Nasdaq SmallCap Market (symbol "WKGPC"). On November , 2000, the bid price for the common stock as
reported by the Nasdaq SmallCap Market was $   per share. The Reverse Stock
Split would decrease the number of shares outstanding and presumably increase the per share market price of the common stock. However, the share price of the common stock may also be based on the Corporation's performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the price of the common stock after the Reverse Stock Split would actually increase in an amount proportionate to the decrease in the number of outstanding shares.

      Although the Corporation believes that the Reverse Stock Split will have no detrimental effect on the total value of the Corporation's common stock, there can be no assurance that the total value of the Corporation's common stock after the Reverse Stock Split will be the same as before. To the extent that a stockholder's holding is reduced by reason of the Reverse Stock Split to less than 100 shares of common stock, the brokerage fees for the sale of such shares will in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

      Assuming the market price of the Corporation's common stock will increase following the effectiveness of the Reverse Stock Split, management believes that the perception of the Corporation's common stock as an investment will improve and that the Corporation's common stock will appeal to a broader market. Due to the volatility of low-priced stocks, management believes the investment community generally views low-priced stock negatively. Some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the Corporation's common stock. Management believes that additional interest in the Corporation's common stock by the investment community is desirable and could result in a more stable trading market for the Corporation's common stock. An increased market price that may result from the Reverse Stock Split may encourage interest and trading in the Corporation's common stock.

Certain Other Effects of the Reverse Stock Split
      As of the Record Date, there were     shares of common stock
outstanding. Consummation of the Reverse Stock Split would decrease the number
of outstanding shares of common stock to approximately     shares. There will
be no change in the number of the Corporation's authorized shares of common stock and no change in the par value of the common stock.

      Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of common stock or the contingent equity position of holders of stock options to purchase shares of the Corporation's common stock.

No Dissenter's Rights
      Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the amending and restating of the Corporation's Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split
      The Reverse Stock Split will be effected by the filing of the Second Amended and Restated Certificate of Incorporation in substantially the form attached as Exhibit A to this Proxy Statement with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date of filing unless the Corporation specifies otherwise or the stockholders vote against the Reverse Stock Split (the "Effective Date"). The Board of Directors currently intends to file the Second Amended and Restated Certificate of Incorporation as soon as practicable after the stockholders approve the adoption of the Second Amended and Restated Certificate of Incorporation.

      On the Effective Date, each four (4) shares of "old" common stock will automatically be combined and changed into one (1) share of "new" common stock. No additional action on the part of the Corporation or any stockholder will be required in order to effect the Reverse Stock Split. Stockholders will be requested to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split for new certificates representing shares of common stock issued as a result of the Reverse Stock Split. Stockholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date by the Corporation's transfer agent. Certificates representing shares of "old" common stock subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing the shares of "old " common stock have been exchanged for certificates representing shares of "new" common stock. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of "old" common stock is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Effective Date with respect to the common stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws, will be paid to the holder thereof or his designee, without interest.

      No fractional shares of "new" common stock will be issued to any stockholder. Any fractional shares of common stock which would result from the Reverse Stock Split will not be issued, but will be rounded up and exchanged for one (1) whole share of the "new" common stock. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of "new" common stock, will, upon surrender of their certificates representing "old" shares of common stock, receive one (1) share of "new" common stock.

Federal Income Tax Consequences of the Reverse Stock Split
      The following discussion of United States federal income tax consequences of the Reverse Stock Split is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations, judicial authority and current administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Reverse Stock Split. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

      The combination and change of each four (4) shares of "old" common stock into one (1) share of "new" common stock will be a tax-free transaction, and the holding period and tax basis of the "old" common stock will be transferred to the "new" common stock received in exchange therefor. This discussion should not be considered tax advice.

      The affirmative vote of a majority of the shares of the Corporation's common stock outstanding will be required to approve Proposal 1. Unless otherwise indicated, properly executed Proxies will be voted in favor of Proposal 1.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE REVERSE STOCK SPLIT.

                             STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than February 27, 2001. The deadline for providing timely notice to the Corporation of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Corporation is February 27, 2001, provided, however, notice shall not be given prior to January 28, 2001. Further, any proposals must comply with the other procedural requirements set forth in the Corporation's By-laws, a copy of which is on file with the SEC, and as set forth by the SEC. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention: Corporate Secretary.

                           EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses and the Corporation estimates that such fees and expenses should be approximately $7,000 in the aggregate.

      The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Corporation.

                                                                      Exhibit A

           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       WORKGROUP TECHNOLOGY CORPORATION

      The undersigned, an authorized officer of Workgroup Technology Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1.The name of the corporation is Workgroup Technology Corporation. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 11, 1992.

      2.The amendment and restatement of the certificate of incorporation has been duly adopted by both the Board of Directors and the stockholders of the corporation in accordance with the provisions of Sections 141, 222, 242 and 245 of the General Corporation Law of the State of Delaware.

      3.Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore amended, restated or supplemented.

      4.The text of the Second Amended and Restated Certificate of Incorporation reads in its entirety as follows:

      FIRST. The name of the Corporation is Workgroup Technology Corporation (the "Corporation").

      SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH. Effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"), each share of Common Stock, $.01 par value per share (the "Old Common Stock"), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be reclassified, converted and changed into 0.25 share of Common Stock, $.01 par value per share ("New Common Stock"), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be rounded up and exchanged for one (1) whole share of New Common Stock). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights and preferences as the Common Stock (as defined below).

      The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000 shares, consisting of 30,000,000 shares of Common Stock with a par value of $.01 per share

(the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

      A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

      A. COMMON STOCK

      1.General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

      2.Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      3.Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

      4.Voting Rights. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

      B. PREFERRED STOCK

      The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

      The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Second Amended and Restated Certificate of Incorporation.

      FIFTH. The Corporation is to have perpetual existence.

      SIXTH. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

                  1.The business and affairs of the Corporation shall be
            managed by or under the direction of the Board of Directors of the Corporation.

                  2.The Board of Directors of the Corporation is expressly
            authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.

                  3.Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                  4.Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                  5.The books of the Corporation may be kept at such place
            within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      SEVENTH.

      1.Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

      2.Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

      3.Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

      4.Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1998.

      5.Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation. No decrease in the number of director constituting the whole Board of Directors shall shorten the term of an incumbent Director.

      6.Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

      7.Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

      8.Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      9.Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's By-laws.

      10.Removal. Any one or more or all of the directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

      11.Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.

      12.Rights of Preferred Stock. The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

      EIGHTH. No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      NINTH. The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i) the interests of the Corporation's stockholders,
            including the possibility that these interests might be best served by the continued independence of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) not only the consideration being offered in the
            proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

      TENTH.

      1.Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

      2.Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3.Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and
(v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

      4.Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      5.Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      6.Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion,
(c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

      7.Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8.Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9.Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      10.Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      11.Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      12.Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      13.Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14.Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

      15.Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Second Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH And Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Second Amended and Restated Certificate of Incorporation.


                 [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Second Amended and Restated Certificate of Incorporation are true under the penalties of perjury this
day of       , 2000.

                                          _____________________________________
                                          Patrick H. Kareiva
                                          Chairman, President and Chief
                                          Executive Officer

                        WORKGROUP TECHNOLOGY CORPORATION

                                      PROXY

                   Proxy for a Special Meeting of Stockholders

                          To be held December 20, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Patrick H. Kareiva and Bryan Smith, and each of them, proxies, with full power of substitution, to vote all shares of stock of Workgroup Technology Corporation (the "Company") which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company to be held on Wednesday, December 20, 2000, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 22nd Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated November __, 2000, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


1. To consider and vote upon a proposal to amend and restate the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company's issued and outstanding common stock whereby one (1) share of "new" common stock will be issued in exchange for each four (4) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued but will be rounded up and exchanged for one (1) whole share of the "new" common stock).

         FOR             AGAINST            ABSTAIN
         [  ]             [  ]               [  ]


2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         FOR             AGAINST            ABSTAIN
         [  ]             [  ]               [  ]

[ ]   MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ]   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT



If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


----------------------------------------
Signature                          Date



----------------------------------------
Signature                          Date